Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Aflac Incorporated Further Strengthens its Relationship with Japan Post Holdings;

Japan Post Holdings to Purchase in the Open Market a Strategic Stake Representing Approximately 7% of Aflac Incorporated

Conference Call to be Held on December 19th at 8:00 a.m. (ET)

COLUMBUS, Georgia – December 19, 2018 – Aflac Incorporated announced today that it has further strengthened its longstanding distribution and business relationship with Japan Post Holdings Co., Ltd. (Japan Post Holdings). In conjunction with today’s announced agreement, Japan Post Holdings plans to purchase approximately 7% of Aflac Incorporated’s outstanding common shares through a trust. This investment is being accomplished on a non-dilutive basis to Aflac Incorporated’s shareholders, as all shares will be purchased through open market or private block purchases in the United States. In addition, this agreement does not change Aflac Incorporated’s outlook to repurchase an expected range of $1.3 to $1.7 billion of its common shares in 2019.

In conjunction with this announcement, Aflac Incorporated will host a conference call at 8:00 a.m. (ET) today (December 19, 2018). Please see the end of this release for more information about the call.

Through this announced strategic alliance, the parties have renewed their mutual commitment to the cancer insurance marketplace in Japan. Japan Post Co., Ltd. (Japan Post), a wholly owned subsidiary of Japan Post Holdings, will continue to offer Aflac’s cancer products through more than 20,000 postal outlets across Japan, as well as through Japan Post Insurance Co., Ltd. (Japan Post Insurance) and its 76 directly managed sales offices. The parties will also continue to collaborate to promote cancer awareness and education, cancer screening, and philanthropic sponsorship of cancer-related causes in Japan.

In addition to distributing cancer insurance policies through Japan Post and Japan Post Insurance, the companies will explore opportunities for further collaboration in product development, in leveraging digital technology to improve customer experience, in domestic and overseas business expansion and in utilizing the asset management expertise of Aflac Global Investments in certain capacities.

Japan Post Holdings, as part of its investment, has agreed to enter into a shareholder agreement with Aflac Incorporated. The agreement will provide for Aflac shares to be acquired by a trust under which Japan Post Holdings will be the economic beneficiary. It will also include a cap on share ownership of 10%, a minimum holding period or “lock-up” provision and a standstill provision and voting restrictions in light of the fact that the shares, like all Aflac Incorporated common shares, will be eligible for 10-for-1 voting rights after being held for 48 consecutive months. These voting restrictions effectively limit the trustee’s voting rights to no more than 20% of the voting rights and further restrict the trustee’s voting rights with respect to certain change in control transactions. Japan Post Holdings will not have a Board seat on Aflac Incorporated’s Board of Directors and will not have rights to control, manage or intervene in the management of Aflac Incorporated.

This strategic investment is subject to certain regulatory approvals in Japan and the U.S. Regulatory approvals are anticipated in the second half of 2019.

Commenting on the announcement, Aflac Incorporated Chairman and Chief Executive Officer Daniel P. Amos said: “Since initially forming our partnership with Japan Post Holdings in 2008, we have enjoyed continuing to develop our alliance with Japan Post Holdings and its subsidiaries. Together we have paid claims and benefits in excess of ¥13 billion on cancer policies sold by Japan Post Holdings’ subsidiaries since the inception of our alliance. We look forward to continuing this relationship in a way that benefits both companies and their stakeholders. We believe Japan Post Holdings’ strategic investment reflects the overall strength of the Aflac brand, our reputation for quality customer service, and the comprehensive support we provide to our customers, agents and alliance partners.”

Also commenting on the announcement, Japan Post Holdings Director and Representative Executive Officer, President and CEO Masatsugu Nagato said: “Aflac Japan and Japan Post Holdings have established a strong relationship of trust as business partners over the years through the various initiatives regarding cancer insurance. This strategic alliance aims to create sustained growth for both companies, and our investment in Aflac Incorporated reinforces our mutual economic interests.”

Japan Post group consists of Japan Post Holdings and its three operating subsidiaries: Japan Post Co., Ltd.; Japan Post Insurance Co., Ltd.; and Japan Post Bank Co., Ltd. These subsidiaries provide universal postal services as well as a variety of financial products in post offices throughout Japan.

On the conference call, Aflac Incorporated Chairman and Chief Executive Officer Daniel P. Amos; Executive Vice President and Chief Financial Officer of Aflac Incorporated Frederick J. Crawford; and President and Representative Director of Aflac Life Insurance Japan Ltd. Masatoshi Koide will deliver prepared remarks before opening the call for questions. The following executives will also be available to answer questions on the call: President of Aflac International and Chairman and Representative Director of Aflac Life Insurance Japan Ltd. Charles D. Lake II; Executive Vice President and Director of Sales and Marketing of Aflac Life Insurance Japan Ltd. Koji Ariyoshi; Executive Vice President and Principal Financial Officer of Aflac Life Insurance Japan Ltd. J. Todd Daniels; and Senior Vice President, Treasurer and Head of Corporate Development of Aflac Incorporated Max K. Brodén. To listen to today’s conference call, please go to aflac.com/investors and register for the webcast. When joining either the call or webcast, please allow sufficient time to register in advance.

ABOUT AFLAC

When a policyholder gets sick or hurt, Aflac pays cash benefits fast. For more than six decades, Aflac insurance policies have given policyholders the opportunity to focus on recovery, not financial stress. In the United States, Aflac is the leader in voluntary insurance sales at the worksite. Through its trailblazing One Day PaySM initiative, for eligible claims, Aflac U.S. can process, approve and electronically send funds to claimants for quick access to cash in just one business day. In Japan, Aflac is the leading provider of medical and cancer insurance and insures 1 in 4 households. Aflac insurance products help provide protection to more than 50 million people worldwide. For 12 consecutive years, Aflac has been recognized by Ethisphere as one of the World’s Most Ethical Companies. In 2018, Fortune magazine recognized Aflac as one of the 100 Best Companies to Work for in America for the 20th consecutive year and included Aflac on its list of World’s Most Admired Companies for the 17th time. Aflac Incorporated is a Fortune 500 company listed on the New York Stock Exchange under the symbol AFL. To find out more about Aflac and One Day PaySM, visit aflac.com or aflac.com/espanol.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target”, “outlook” or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements: capital market conditions and the availability of alternative uses for the company’s capital; difficult conditions in global capital markets and the economy; exposure to significant interest rate risk; concentration of business in Japan; foreign currency fluctuations in the yen/dollar exchange rate; operation of the former Japan branch as a legal subsidiary; limited availability of acceptable yen-denominated investments; deviations in actual experience from pricing and reserving assumptions; ability to continue to develop and implement improvements in information technology systems; governmental actions for the purpose of stabilizing the financial markets; interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems; ongoing changes in the Company’s industry; failure to comply with restrictions on patient privacy and information security; extensive regulation and changes in law or regulation by governmental authorities; changes in tax rates applicable to the company; defaults and credit downgrades of investments; ability to attract and retain qualified sales associates, brokers, employees, and distribution partners; decline in creditworthiness of other financial institutions; subsidiaries’ ability to pay dividends to Aflac Incorporated; decreases in the Company’s financial strength or debt ratings; inherent limitations to risk management policies and procedures; concentration of the Company’s investments in any particular single-issuer or sector; differing judgments applied to investment valuations; ability to effectively manage key executive succession; significant valuation judgments in determination of amount of impairments taken on the Company’s investments; catastrophic events including, but not necessarily limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events; changes in U.S. and/or Japanese accounting standards; loss of consumer trust resulting from events external to the Company’s operations; increased expenses and reduced profitability resulting from changes in assumptions for pension and other postretirement benefit plans; level and outcome of litigation; and failure of internal controls or corporate governance policies and procedures.

The estimated impact of tax reform, which is included in GAAP net income and equity, but excluded from adjusted earnings as defined, is a preliminary estimate and may be adjusted, possibly materially, due to, among other things, further refinement of the company’s calculations, changes in interpretations and assumptions the company has made, tax guidance that may be issued and actions the company may take as a result of tax reform.

Analyst and investor contact – David A. Young, 706.596.3264 or 800.235.2667;

FAX: 706.324.6330 or dyoung@aflac.com

Media contact – Catherine H. Blades, 706.596.3014; FAX: 706.320.2288 or cblades@aflac.com

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